EXHIBIT 10.2

AMENDMENT TO RESTATED AND AMENDED SETTLEMENT AGREEMENT AND RELEASE

THIS AMENDMENT TO RESTATED AND AMENDED SETTLEMENT AGREEMENT AND RELEASE (this “Amendment”) is made this 25th day of September, 2008 by and among NL Industries, Inc., a New Jersey corporation (“NL”); NL Environmental Management Services, Inc., a New Jersey corporation (“NL EMS” and, together with NL, the “NL Companies”); the Sayreville Economic and Redevelopment Agency, a municipal redevelopment agency (“SERA”); Sayreville Seaport Associates, L.P., a Delaware limited partnership authorized to transact business in New Jersey (“SSA”); and the County of Middlesex, a county organized under the laws of New Jersey (the “County”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Settlement Agreement (defined below).

WHEREAS, the parties entered into that certain Reinstated and Amended Settlement Agreement and Release dated June 26, 2008 (the “Settlement Agreement”); and

WHEREAS, the parties wish to amend the Settlement Agreement as more particularly set forth in this Amendment below.

NOW THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the parties agree as follows:

1. Amendment to Section 1.a. of Settlement Agreement.  Section 1.a. of the Settlement Agreement is hereby deleted in its entirety and the following new Section 1.a. is hereby substituted in lieu thereof:

“a.           The “Initial Closing” shall occur on or before September 25, 2008 (the “Initial Closing Date”).  At the Initial Closing:”

The foregoing amendment to Section 1.a. of the Settlement Agreement shall have no effect on subsections 1.a.i., ii. and iii., which subsections shall remain as originally drafted in the Settlement Agreement.

2.           Amendment to Section 9.a.iii.(A) of Settlement Agreement. The final sentence of Section 9.a.iii.(A) of the Settlement Agreement is hereby deleted in its entirety and the following new sentences are hereby substituted in lieu thereof:

“SSA covenants and agrees that, prior to making a request for funds under the Financial Assurance Agreement, SSA shall first utilize any state grant funds, EIT loans, or other public grants which have already been received by SERA and are available at the time such funds are necessary for SSA to undertake remediation at the Property.  To the extent that there are insufficient state grant funds, EIT loans and other public grants received by SERA to perform the remediation at the Property or if costs related to the remediation are not eligible for public funds, SSA shall have the right to draw funds under and subject to the terms of the Financial Assurance Agreement to pay for Eligible Uses.”

3.           Amendment to Section 9.a.v.(D) of Settlement Agreement.  Section 9.a.v.(D) of the Settlement Agreement is hereby deleted in its entirety and the following new Section 9.a.v.(D) is hereby substituted in lieu thereof:

“(D)
HDSRF Release.  On or by the Initial Closing, the NJDEP shall have entered into (i) a settlement agreement with the NL Companies in a form reasonably acceptable to the NL Companies, pursuant to which the NJDEP shall release the NL Companies from any claims or liabilities relating to any HDSRF grant funds provided to SERA in connection with the Property and (ii) a settlement agreement with SSA in a form reasonably acceptable to SSA, pursuant to which the NJDEP shall release SSA from any claims or liabilities relating to any HDSRF grant funds provided to SERA in connection with the Property.”

4.           Amendment to Section 10.a. of Settlement Agreement.  The words “August 1, 2008” at the end of the final sentence of Section 10.a. of the Settlement Agreement are hereby deleted and the words “September 25, 2008” are hereby substituted in lieu thereof.

5.           New Section 29 to Settlement Agreement.  The following new Section 29 is hereby added to the Settlement Agreement:

“29.
Additional NJDEP Security for Cost Overruns.  SSA hereby agrees that it shall deposit the first Ten Million Dollars ($10,000,000.00) of sales tax reimbursement payments received by SSA from the Brownfield Site Reimbursement Fund (the “Sales Tax Reimbursement Funds”) into an escrow account to provide additional security to fund any cost overruns in connection with the Assumed Environmental Liabilities (the “Assumed Environmental Liabilities Cost Overruns”).  The Sales Tax Reimbursement Funds shall be held by an escrow agent acceptable to the Parties as well as the New Jersey Department of Environmental Protection (“NJDEP”) and the New Jersey Economic Development Agency (“NJEDA”), in an interest bearing escrow account (the “Sales Tax Escrow Account”) and, thereafter, distributed to fund any Assumed Environmental Liabilities Cost Overruns in accordance with an Escrow Agreement (the “Sales Tax Escrow Agreement”) acceptable to the Parties as well as NJDEP and NJEDA.  The Sales Tax Escrow Agreement shall provide that SSA, SERA and the NL Companies shall have the right to draw Sales Tax Reimbursement Funds held under the Sales Tax Escrow Agreement to fund the Assumed Environmental Liabilities Cost Overruns in the same manner as each such party has the right to access the Financial Assurance under this Agreement and the Financial Assurance Agreement.   The Sales Tax Escrow Agreement shall also provide that upon NJDEP’s issuance of a No Further Action letter for the Property (excluding Raritan River Liabilities and Tidal Wetlands on the Property), any and all amounts remaining in the Sales Tax Escrow Account, including all accrued interest thereon, shall be distributed as follows: (i) to the extent NJEDA has not been reimbursed Twenty Million Dollars ($20,000,000.00) in accordance with the terms of Paragraph 30 below, to the NJEDA until such Twenty Million Dollar ($20,000,000.00) payment has been made and then (ii) any remaining funds shall be distributed to SSA.”

6.           New Section 30 to Settlement Agreement.  The following new Section 30 is hereby added to the Settlement Agreement:

“30.
Reimbursement of $20,000,000.00 of HDSRF Grants.  In consideration of the grant of HDSRF funds to SERA for the project, SSA hereby agrees that following the funding of the Sales Tax Escrow Account in accordance with the terms of Section 29 of this Agreement, SSA shall pay to NJEDA the next Twenty Million Dollars ($20,000,000.00) of Sales Tax Redevelopment Funds received by SSA from the Brownfield Site Reimbursement Fund for deposit to the HDSRF.  Following such Twenty Million Dollar ($20,000,000.00) payment, SSA shall have the exclusive right to all additional Sales Tax Reimbursement Funds received by SSA from the Brownfield Site Remediation Fund.”

7.           New Section 31 to Settlement Agreement.  The following new Section 31 is hereby added to the Settlement Agreement:

“31.
Security Interest in Sales Tax Reimbursement Funds.  As further consideration for the grant of the HDSRF funds to SERA, prior to or concurrent with the execution of the HDSRF grant agreement between NJEDA and SERA for all or a portion of the Twenty Million Dollars ($20,000,000.00) of HDSRF grants, SSA agrees to assign its right to receive Ten Million Dollars ($10,000,000.00) plus an amount of Sales Tax Reimbursement Funds equal to the actual amount of HDSRF grants received of Sales Tax Reimbursement Funds to the NJEDA in accordance with the terms of an assignment (the “Assignment”) in form acceptable to the NJEDA, together with an opinion from SSA’s legal counsel confirming said assignment as a perfected security interest, in form and content acceptable to the NJEDA.  SSA and SERA further agree that all appropriate documentation will be executed to ensure that the requirements of this Paragraph 31 shall be imposed upon any successor to SSA.  Notwithstanding anything to the contrary above, any assignment of Sales Tax Reimbursement Funds in connection with the first Ten Million Dollars ($10,000,000.00) shall be administered in accordance with the terms of Section 29 above.  The Assignment shall provide that following the repayment of the actual amount of HDSRF grants received from Sales Tax Reimbursement Funds assigned by SSA to the NJEDA, the NJEDA shall reassign the right to receive Sales Tax Reimbursement Funds to SSA.”

8.           Ratification.  Except as modified and amended by the terms of this Amendment, all of the terms, covenants, representations, warranties, waivers and agreements set forth in the Settlement  Agreement remain in full force and effect and are incorporated herein by reference.

9.           Binding Effect.  This Amendment and the Settlement Agreement, as amended hereby, shall be binding upon and inure to the benefit of the parties hereto and to their respective successors and assigns.

10.           Counterparts.  This Amendment may be executed by facsimile and in two (2) or more counterpart copies, each of which when so executed shall be deemed an original and all of which when taken together shall constitute one and the same instrument.

11.           Entire Agreement.  This Amendment contains, and is intended as, a complete statement of all of the terms between the parties pertaining to the matters hereof, supersedes any previous agreements and understandings between the parties with respect to those matters, and cannot be changed or terminated orally.

12.           Governing Law.  This Amendment shall be governed by and construed in accordance with the substantive laws of the State of New Jersey.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties, intending to be legally bound thereby, have executed this Amendment as of the date set forth above.

NL INDUSTRIES, INC.

By:
Name:
Title:

NL ENVIRONMENTAL MANAGEMENT SERVICES, INC.

By:
Name:
Title:

SAYREVILLE ECONOMIC AND REDEVELOPMENT AGENCY

By:
Name:
Title:

SAYREVILLE SEAPORT ASSOCIATES, L.P.

By: Sayreville Seaport Associates Acquisition
Company, LLC, its general partner

By:
Name: Richard Heany
Title: President

COUNTY OF MIDDLESEX

By:
Name:
Title:

{00055963;6}